RULE 10f3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f3 Procedures

1.Name of Portfolio Neuberger Berman High Income Bond Fund
2.Name of Issuer L3 Communications Hldg Inc 6.375% 101515 (CUSIP 502413AT4)

3.Date of Purchase July 27 2005

4.Underwriter from whom purchased Bank of America

5.Affiliated Underwriter managing or participating in underwriting syndicate
LEH	 6.Is a list of the underwriting syndicate's members attached?
Yes _X__    No  _____
7.Aggregate principal amount of purchase by all investment companies advised
by the Adviser or Subadviser 			$1 MM Face

8.Aggregate principal amount of offering 	$1 Billion

9.Purchase price (net of fees and expenses) 	99.09

10.Date offering commenced 		72705

11.Offering price at close of first day on which any sales were made
99.375	 (Security sold at this price 	on same day of offering)

12.Commission spread or profit  	1.75	%		$
share

13.Have the following conditions been satisfied?
Yes	     No

a.The securities are
part of an issue registered under the Securities Act of 1933 which is being offeredto the public Eligible Municipal Securities sold in an Eligible Foreign Offering orsold in an Eligible Rule 144A offering? (See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)


____		____
____		____
____		____
__X_		____

b.(1)   The securities were purchased prior to the end of the first day on which any sales were made at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except in the case of an
Eligible Foreign Offering for any rights to purchase that
are required by law to be granted to existing security
holders of the issuer) OR
  Yes	        No

_X__	 ____
(2) If the securities to be purchased were offered for subscription upon exercise of rights such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


____	 ____c.	The underwriting was a firm commitment underwriting?
_X__
____d.	The commission spread or profit was reasonable and fair in
relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?


_X__		____
e.	The issuer of the securities except
for Eligible Municipal Securities and its predecessors have been in continuous operation for not less than three years?


__X_		____f.	(1)  The amount of the securities
other than those sold in an Eligible Rule 144A Offering
(see below) purchased by all of the investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering OR

(2) If the securities purchased were sold in an Eligible Rule 144A Offering the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of (i)The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers as defined in Rule 144A(a)(1) plus

(ii)The principal amount of the offering of such class in any concurrent public offering?


___		____

	__X_		____g.        (1)
No affiliated underwriter of the Trust was a direct or indirect
participant         in or beneficiary of the sale OR (2)
With respect to the purchase of Eligible Municipal Securities such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

__X_	____



____	____



h.Information has or will be timely supplied to the appropriate officer of the Trust for inclusion on SEC Form NSAR and quarterly reports to the
Trustees?Yes	  No



	 _X__		____

Approved						       Date


RULE 10f3 REPORT FORM
Additional Information for paragraph (d) commission or spread comparable recent offeringsComparison #1Comparison #2Comparison #3Comparison #4Comparison #5Security Service Corp Intl 7% 61507 _____ Intelsat Bermuda LTD 8.625% 11515______________

Date Offered__61005______________12405
__________________________________________


Offering Price___99.003________________100_________
__________________________________________Spread ($)______________
________________________________________________________
Spread (%)_____1.5%_________2.5%
__________________________________________
Type of Security____144A ___
144A_______

Rating or Quality__Ba3BB_________
__________________B+B2
____________________________
____________________________
____________________________
______________Size of Issue_____300 MM_______
675 MM Total Capitalization of Issuer

_____2.4 Billion____

____2.5 Billion_____

______________

______________

______________
Note	Minimum of two comparisons must be completed for each purchase.